As filed with the Securities and Exchange Commission on February 26, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERWOVEN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0523543 (I.R.S. Employer Identification No.)
160 East Tasman Drive
San Jose, California 95134
(Address of Principal Executive Offices, including ZIP code)
Options granted by Optimost LLC under its 2006 Equity Compensation Plan and assumed by Interwoven, Inc.
1999 Employee Stock Purchase Plan
(Full Title of the Plan)

John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer
Interwoven, Inc.
160 East Tasman Drive
San Jose, California 95134
(408) 774-2000
(Name, Address and Telephone Number of Agent for Service)

Copies to:
William L. Hughes, Esq.
Shulamite R. Shen, Esq.
Fenwick & West LLP
555 California Street
San Francisco, California 94104
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be		Proposed Maximum	Proposed Maximum		Amount of
to be Registered	Registered		Offering Price Per Share	Aggregate Offering Price		Registration Fee
Common Stock, $0.001 par value	599,222	(1)	$9.07(2)	$5,434,944	(2)	$214	(3)
Common Stock, $0.001 par value	763,431	(4)	$11.08	$8,458,813	(5)	$333	(3)
TOTAL	1,362,653		N/A	N/A		$547

(1)	Represents 599,222 shares subject to options granted by Optimost LLC under the Optimost LLC 2006 Equity Compensation Plan.

(2)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended on the basis of the weighted average exercise price of the assumed options.

(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

(4)	Represents 763,431 shares available for issuance under the Registrant’s 1999 Employee Stock Purchase Plan, of which 444,166 shares and 319,265 were automatically reserved on January 1, 2007 and January 1, 2008, respectively, pursuant to the terms of the 1999 Employee Stock Purchase Plan.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the NASDAQ Global Market on February 22, 2008. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 1999 Employee Stock Purchase Plan.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
EXHIBIT 4.06
EXHIBIT 5.01
EXHIBIT 23.02
EXHIBIT 23.03

INTERWOVEN, INC.
REGISTRATION STATEMENT ON FORM S-8
PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Commission are incorporated herein by reference:
     (a)     The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on December 14, 2007;
     (b)     The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, in each case filed with the Commission on December 14, 2007;
     (c)     The Registrant’s Current Reports on Form 8-K filed with the Commission on March 20, 2007, April 2, 2007, April 25, 2007, May 18, 2007, August 14, 2007, September 7, 2007, October 22, 2007, November 9, 2007, November 15, 2007 and January 4, 2008; and
     (d)     The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) on September 20, 1999, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP of Mountain View, California. Members of the firm of Fenwick & West LLP own an aggregate of approximately 1,200 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
     As permitted by the Delaware General Corporation Law, the Registrant’s Fourth Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

•	for any transaction from which the director derived an improper personal benefit.
     As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Bylaws provide that:
•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and

•	the rights conferred in the Amended and Restated Bylaws are not exclusive.
     The Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Fourth Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
     The Registrant maintains directors’ and officers’ liability insurance.
     See also the undertakings set out in response to Item 9.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit Title

4.01	Interwoven, Inc. 1999 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.06 to Registrant’s Annual Report on Form 10-K, filed with the Commission on December 14, 2007).

4.02	Forms of Enrollment Form, Subscription Agreement, Notice of Withdrawal and Notice of Suspension related to the 1999 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.05 to Registrant’s Registration Statement on Form S-1/A, Registration No. 333-83779, filed with the Commission on October 4, 1999).

4.03	Registrant’s Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 18, 2003 (incorporated by reference from Exhibit 4.08 to Registrant’s Registration Statement on Form S-8, Registration No. 333-110586, filed with the Commission on November 19, 2003).

4.04	Registrant’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on April 25, 2007).

4.05	Form of Certificate for Registrant’s common stock (incorporated by reference from Exhibit 4.01 to Registrant’s Registration Statement on Form S-1/A, Registration No. 333-83779, filed with the Commission on September 23, 1999).

4.06	Optimost LLC 2006 Equity Compensation Plan, as amended, and related documents.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.03	Consent of Independent Registered Public Accounting Firm.

24.01	Power of Attorney (included on page II-5 as part of the signature page to this registration statement).
Item 9. Undertakings
     The undersigned Registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 25th day of February, 2008.

INTERWOVEN, INC.
By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph L. Cowan and John E. Calonico, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:
/s/ Joseph L. Cowan Joseph L. Cowan	Chief Executive Officer and Director	February 25, 2008
Principal Financial Officer and Principal Accounting Officer:
/s/ John E. Calonico, Jr. John E. Calonico, Jr.	Senior Vice President and Chief Financial Officer	February 25, 2008
Additional Directors:
/s/ Bob L. Corey Bob L. Corey	Chairman of the Board of Directors	February 25, 2008
/s/ Charles M. Boesenberg Charles M. Boesenberg	Director	February 25, 2008
/s/ Ronald E.F. Codd Ronald E.F. Codd	Director	February 25, 2008
/s/ Frank J. Fanzilli, Jr. Frank J. Fanzilli, Jr.	Director	February 25, 2008
Roger J. Sippl	Director
/s/ Thomas L. Thomas Thomas L. Thomas	Director	February 25, 2008

Exhibit Index

Exhibit
Number	Exhibit Title

4.01	Interwoven, Inc. 1999 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.06 to Registrant’s Annual Report on Form 10-K, filed with the Commission on December 14, 2007).

4.02	Forms of Enrollment Form, Subscription Agreement, Notice of Withdrawal and Notice of Suspension related to the 1999 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.05 to Registrant’s Registration Statement on Form S-1/A, Registration No. 333-83779, filed with the Commission on October 4, 1999).

4.03	Registrant’s Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 18, 2003 (incorporated by reference from Exhibit 4.08 to Registrant’s Registration Statement on Form S-8, Registration No. 333-110586, filed with the Commission on November 19, 2003).

4.04	Registrant’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on April 25, 2007).

4.05	Form of Certificate for Registrant’s common stock (incorporated by reference from Exhibit 4.01 to Registrant’s Registration Statement on Form S-1/A, Registration No. 333-83779, filed with the Commission on September 23, 1999).

4.06	Optimost LLC 2006 Equity Compensation Plan, as amended, and related documents.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.03	Consent of Independent Registered Public Accounting Firm.

24.01	Power of Attorney (included on page II-5 as part of the signature page to this registration statement).